Exhibit 99.1

PRESS RELEASE - FOR IMMEDIATE DISTRIBUTION

Dated:  October 5, 2010

Citizens Bancorp of Virginia Reports Third Quarter 2010 Dividend

[Blackstone, Virginia]    Citizens Bancorp of Virginia, Inc. (CZBT.OB), parent company for Citizens Bank and Trust Company, announces that the Board of Directors approved a $0.17 per share dividend for the third quarter of 2010 at its regularly scheduled meeting on September 23, 2010.  The current dividend represents an annualized dividend yield of 4.77% based upon the highest closing stock price in the third quarter (through September 16, 2010) of $14.25 per share.  For 137 years Citizens Bank and Trust Company has been and continues to be a cornerstone of community banking in South Central Virginia.

The quarterly cash dividend is payable on October 15, 2010, to shareholders of record as of the close of business on October 4, 2010.

Citizens Bancorp of Virginia, Inc. is a single bank holding company headquartered in Blackstone, Virginia with $329.9 million as of June 30, 2010.  Its subsidiary, Citizens Bank and Trust Company, was founded in 1873 and is the second oldest community bank in Virginia. The Bank has eleven banking offices in Amelia, Nottoway, Prince Edward, Chesterfield counties, the City of Colonial Heights, and South Hill, Virginia which provide financial services to individuals and small to medium size businesses.

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This press release may contain forward-looking statements as defined by federal securities laws.  These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management.  Actual results could differ materially from these statements.  Please refer to Citizens Bancorp’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Citizens’ forward-looking statements.  Citizens Bancorp undertakes no obligation to revise these statements following the date of this press release.

CONTACT:	Ronald E. Baron
SVP and Chief Financial Officer
Voice: 434-292-8100 or E-mail: Ron.Baron@cbtva.com

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